UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2020

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	000-56094	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court Sarasota, Florida (Address of principal executive offices)	34240 (Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	INVO	OTCMKTS

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Election of Directors; Appointment of Principal Officers.

Departure of Directors

On September 12, 2020, each of Kathleen Karloff and Michael Campbell tendered their resignations as a director of INVO Bioscience, Inc. (the “Company”). Neither of Ms. Karloff’s or Mr. Campbell’s resignations as a director were because of any disagreements with the Company on matters relating to its operations, policies and practices. Mr. Campbell will continue to serve as Chief Operating Officer and Vice President of Business Development.

Appointment of Directors

On September 13, 2020 and September 14, 2020, the Board appointed Matthew Szot and Barbara Ryan, respectively as directors to fill the vacancies created by the resignations of Ms. Karloff and Mr. Campbell. Matthew Szot and Barbara Ryan will serve as directors until their successors are duly elected and qualified.

Matthew Szot. Mr. Szot is currently the Executive Vice President and Chief Financial Officer of S&W Seed Company (Nasdaq: SANW) where he has served since March 2010. Mr. Szot brings a wealth of knowledge in mergers and acquisitions, corporate strategy, equity and debt financings, corporate governance, SEC reporting and compliance, technical GAAP, and developing and implementing financial and operational process improvements. Mr. Szot is also currently a Director and serves as Chairman of the Audit Committee and a member of both the Compensation Committee and Nominating and Governance Committees of SenesTech (Nasdaq: SNES), a publicly traded life science company with next generation technologies for managing animal pest populations through fertility control. From June 2018 to August 2019, Mr. Szot served on the board of directors and as Chairman of the Audit Committee of Eastside Distilling, Inc. (NASDAQ; EAST), a publicly traded company in the craft spirits industry.

From February 2007 until October 2011, Mr. Szot served as the Chief Financial Officer for Cardiff Partners, LLC, a strategic consulting company that provided executive financial services to various publicly traded and privately held companies. Prior thereto, from 2003 to December 2006, Mr. Szot served as Chief Financial Officer and Secretary of Rip Curl, Inc., a market leader in wetsuit and action sports apparel products. From 1996 to 2003, Mr. Szot was a Certified Public Accountant with KPMG in the San Diego and Chicago offices and served as an Audit Manager for various publicly traded companies. Mr. Szot graduated with High Honors from the University of Illinois, Champaign-Urbana with a Bachelor of Science degree in Agricultural Economics/Accountancy. Mr. Szot is a Certified Public Accountant in the State of California.

Barbara Ryan. Ms. Ryan founded Barbara Ryan Advisors, a capital markets and communications firm, in 2012 following a more than 30-year career on Wall Street as a sell-side research analyst covering the US Large Cap Pharmaceutical Industry. Previously, Ms. Ryan was a Managing Director at Deutsche Bank/Alex Brown and Head of the company’s Pharmaceutical Research Team for 19 years, and began her research career covering the Pharmaceutical industry at Bear Stearns in 1982. Barbara has deep experience in equity and debt financings, valuation, SEC reporting, financial analysis and corporate strategy across a broad range of life sciences companies. During Ms. Ryan’s career as an analyst, in addition to covering the large cap pharmaceutical companies, Ms. Ryan also covered the drug wholesalers and PBMs, and was the lead analyst on many high-profile IPO’s including Express Scripts, PSSI, Henry Schein, and Flamel Technologies. Ms. Ryan currently serves as a director for Gilda’s Club NYC, a non-profit organization.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)     Exhibits.

99.1     Resignation of Kathleen Karloff as a director.

99.2     Resignation of Michael Campbell as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVO BIOSCIENCE, INC.

	By:	/s/ Steven Shum
	Name:	Steven Shum
	Title:	Chief Executive Officer

Dated September 16, 2020